Morgan Stanley Institutional Fund Trust - Core Fixed
Income Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased: Altria Group Inc.  5.375% due
1/31/2044
Purchase/Trade Date:	  10/28/2013
Offering Price of Shares: $99.574
Total Amount of Offering: $1,800,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund: 0.003
Percentage of Fund's Total Assets: 0.10
Brokers:  Goldman, Sachs & Co., Morgan Stanley, RBC,
Scotiabank, Barclays, Citigroup, Credit Suisse, Deutsche
Bank Securities, JP Morgan, Banca IMI, CastleOak
Securities, L.P., HSBC, Loop Capital Markets, Santander,
Wells Fargo Securities
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Altera Corporation 2.500% due
11/15/2018
Purchase/Trade Date:	  10/29/2013
Offering Price of Shares: $99.469
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund: 0.017
Percentage of Fund's Total Assets: 0.20
Brokers:  BofA Merrill Lynch, Morgan Stanley, Citigroup,
JP Morgan, The Williams Capital Group, L.P., US
Bancorp, Scotiabank
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Thermo Fisher Scientific Inc.
4.150% due 2/1/2024
Purchase/Trade Date:	  12/4/2013
Offering Price of Shares: $99.730
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $60,000
Percentage of Offering Purchased by Fund: 0.006
Percentage of Fund's Total Assets: 0.12
Brokers:  Barclays, JP Morgan, RBS, BofA Merrill Lynch,
Citigroup, Credit Suisse, HSBC, Morgan Stanley, Banca
IMI, BNP Paribas, BNY Mellon Capital Markets, LLC,
Goldman, Sachs & Co., ING, KeyBanc Capital Markets,
Mitsubishi UFJ Securities, Mizuho Securities, Scotiabank,
SMBC Nikko, US Bancorp
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Medtronic Inc. 3.625% due
3/15/2024
Purchase/Trade Date:	  2/20/2014
Offering Price of Shares: $99.806
Total Amount of Offering: $850,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund: 0.012
Percentage of Fund's Total Assets: 0.21
Brokers:  Barclays, BofA Merrill Lynch, Goldman, Sachs
& Co., RBS, Morgan Stanley, UBS Investment Bank,
Mizuho Securities, US Bancorp, Wells Fargo Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Cisco Systems Inc. 2.900% due
3/4/2021
Purchase/Trade Date:	  2/24/2014
Offering Price of Shares: $99.818
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $15,000
Percentage of Offering Purchased by Fund: 0.003
Percentage of Fund's Total Assets: 0.03
Brokers:  BofA Merrill Lynch, Barclays, Deutsche Bank,
JP Morgan, Citigroup, HSBC, Wells Fargo Securities,
BB&T Capital Markets, BNP Paribas, Credit Suisse,
Goldman, Sachs & Co., Morgan Stanley, RBS
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Gilead Securities Inc. 3.700% due
4/1/2024
Purchase/Trade Date:	  3/4/2014
Offering Price of Shares: $99.839
Total Amount of Offering: $1,750,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.009
Percentage of Fund's Total Assets: 0.31
Brokers:  BofA Merrill Lynch, JP Morgan, Goldman, Sachs
& Co., Wells Fargo Securities, Barclays, HSBC, Mitsubishi
UFJ Securities, Mizuho Securities, RBC Capital Markets,
SMBC Nikko, US Bancorp, Morgan Stanley
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Enlink Midstream Partners LP
2.700% due 4/1/2019
Purchase/Trade Date:	  3/12/2014
Offering Price of Shares: $99.850
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund: 0.025
Percentage of Fund's Total Assets: 0.21
Brokers:  BofA Merrill Lynch, RBC Capital Markets,
Citigroup, BBVA, BMO Capital Markets, Comerica
Securities, JP Morgan, Mitsubishi UFJ Securities, RBS, US
Bancorp, Wells Fargo Securities, Barclays, Morgan
Stanley, Credit Suisse, Deutsche Bank Securities,
Goldman, Sachs & Co., UBS Investment Bank, PNC
Capital Markets LLC, Credit Agricole CIB, Regions
Securities LLC, Fifth Third Securities, Scotiabank,
Huntington Investment Company, SMBC Nikko, Raymond
James, SunTrust Robinson Humphrey
Purchased from: Citibank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 United Airlines Inc. 4.000% due
10/11/2027
Purchase/Trade Date:	 3/24/2014
Offering Price of Shares: $100.000
Total Amount of Offering: $736,647,000
Amount Purchased by Fund: $75,000
Percentage of Offering Purchased by Fund: 0.010
Percentage of Fund's Total Assets: 0.15
Brokers:  Morgan Stanley, Credit Suisse, Deutsche Bank
Securities, Citigroup, Barclays, Goldman, Sachs & Co.,
Credit Agricole Securities
Purchased from: Credit Suisse
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.